Exhibit 99.1

Wolverine World Wide, Inc. 9341 Courtland Drive Rockford, MI 49351 Phone (616)866-5500; Fax (616)866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404
WOLVERINE WORLD WIDE, INC. ANNOUNCES RECORD
PERFORMANCE FOR THIRD QUARTER 2010; RAISES
FULL-YEAR EARNINGS GUIDANCE
Rockford, Michigan, October 5, 2010 — Wolverine World Wide, Inc. today reported record sales and earnings per share for the third quarter of 2010. The Company has now delivered record earnings per share for three consecutive quarters.
Revenue totaled a record $320.4 million in the quarter ended September 11, 2010, an increase of 11.7% versus the prior year. A slightly stronger U.S. dollar in the quarter reduced revenue growth by 1.1%.
Diluted earnings per share increased 12.9% to a record $0.70 per share, compared to 2009 adjusted earnings of $0.62 per share. The prior year’s adjusted earnings exclude the impact of restructuring charges and other expenses related to the Company’s strategic restructuring plan that was completed in the second quarter of 2010. Reported earnings for the third quarter 2009 were $0.54 per share.
“The momentum in our business continues to build, and we are pleased to report excellent results for the third quarter, with record performance in both revenue and earnings per share,” stated Blake W. Krueger, the Company’s Chairman and Chief Executive Officer. “Our standout financial performance was broad-based, with all of our branded business units, including the consumer direct and leathers divisions, contributing to the strong revenue increase. Additionally, the Outdoor Group, Heritage Brands Group and Wolverine Footwear Group all delivered strong double-digit increases in operating profit. The actions we took last year to position the Company for accelerated growth coming out of a recessionary environment are having the intended beneficial impact.”
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Q3 2010	page 2
Don Grimes, the Company’s Chief Financial Officer, commented, “The Company’s proven multi-brand, multi-geography and multi-distribution channel business model remains one of our key competitive advantages. The quarter’s excellent financial performance underscores both the strength of our business model and the Company’s continued focus on delivering solid returns to our shareholders.”
Highlights for the quarter:
•
Gross margin in the quarter was 40.1%, essentially flat compared to the prior year’s gross margin of 40.2%, adjusted for restructuring and related charges. Selected selling price increases and a positive shift in channel and geographic mix helped offset the impact of modestly higher product and freight costs. Reported gross margin for third quarter 2009 was 39.7%.

•
Operating expenses in the quarter were $80.7 million, up 9.0% versus the prior year, excluding restructuring and related charges. The increase in operating expenses was driven by planned investments in key strategic growth initiatives and included a 24% increase in marketing spend across the portfolio. These important investments were partially offset by continued discipline in general and administrative expenses, which were down 5.3% versus the prior year. Reported operating expenses for third quarter 2009 were $77.8 million.

•
Accounts receivable at the end of the quarter were up 6.7%, well below the quarter’s 11.7% revenue increase. Days sales outstanding at quarter end decreased notably versus the prior year, to 58.3. Consolidated inventory at the end of the quarter was up $24.6 million, or 13.3%, compared to the prior year. After four consecutive quarters of year-over-year inventory decreases, this quarter’s inventory increase reflects strong year-to-date revenue growth and the excellent prospects for the business going forward.

•
The Company repurchased 158,700 of its own shares in the quarter for an aggregate cost of $4.0 million. The Company continues to maintain a solid balance sheet, with no significant debt and $95.3 million of cash and cash equivalents at the end of the third quarter.

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Q3 2010	page 3
Based on the strength of the financial performance during the first three quarters of the year, the Company is adjusting its full-year revenue guidance to a range of $1.200 to $1.220 billion, representing growth of 9.0% to 10.8% versus the prior year. The Company is also increasing its full-year earnings outlook to a range of $2.04 to $2.08 per share, excluding restructuring and related charges of $0.06 per share. This range represents growth of 15.3% to 17.5% versus the prior year’s adjusted diluted earnings per share of $1.77. Reported earnings per diluted share are anticipated in the range of $1.98 to $2.02 compared to prior year reported earnings per share of $1.24.
Krueger concluded, “We are very optimistic about the future, as the first three quarters of 2010 have signaled a return to accelerated growth for our Company. While the consumer recovery is not as robust or as steady as many predicted, we continue to be encouraged by the eagerness with which both our retail partners and consumers are embracing our global lifestyle brands. Our order backlog is exceptionally strong, and we remain focused on delivering innovation and performance in everything we do.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investors” in the navigation bar, and then click on “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through October 19, 2010.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the exclusive footwear licensee of the well-known brands CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
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Q3 2010	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully develop brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries; trade defense actions by countries; the Company’s ability to implement and recognize benefits from tax planning strategies; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies and the relative value to the U.S. Dollar; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of international conflict and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
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WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 11,	September 12,	September 11,	September 12,
	2010	2009	2010	2009

Revenue	$320,396	$286,764	$863,492	$788,526
Cost of products sold	191,825	171,498	512,245	474,939
Restructuring and related costs	—	1,301	1,406	4,639

Gross profit	128,571	113,965	349,841	308,948
Gross margin	40.1%	39.7%	40.5%	39.2%

Selling, general and administrative expenses	80,670	74,015	235,930	222,158
Restructuring and related costs	—	3,787	2,828	22,826

Operating expenses	80,670	77,802	238,758	244,984

Operating profit	47,901	36,163	111,083	63,964
Operating margin	15.0%	12.6%	12.9%	8.1%

Interest expense, net	56	15	141	223
Other (income) expense, net	(244)	(333)	(79)	79

	(188)	(318)	62	302

Earnings before income taxes	48,089	36,481	111,021	63,662

Income taxes	13,946	9,687	32,197	18,467

Net earnings	$34,143	$26,794	$78,824	$45,195

Diluted earnings per share	$0.70	$0.54	$1.59	$0.91

CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
($000s)

	September 11,	September 12,
	2010	2009
ASSETS:
Cash & cash equivalents	$95,305	$78,539
Receivables	238,524	223,453
Inventories	208,534	183,983
Other current assets	19,847	24,352

Total current assets	562,210	510,327
Property, plant & equipment, net	71,501	75,741
Other assets	131,096	121,536

Total Assets	$764,807	$707,604

LIABILITIES & EQUITY:
Current maturities on long-term debt	$513	$556
Revolving credit agreement	—	9,900
Accounts payable and other accrued liabilities	163,638	148,398

Total current liabilities	164,151	158,854
Long-term debt	513	1,112
Other non-current liabilities	91,623	75,143
Stockholders’ equity	508,520	472,495

Total Liabilities & Equity	$764,807	$707,604

WOLVERINE WORLD WIDE, INC.
REVENUE BY OPERATING GROUP
(Unaudited)
($000s)

	12 Weeks Ended
	September 11, 2010		September 12, 2009		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Outdoor Group	$121,293	37.9%	$114,855	40.1%	$6,438	5.6%
Wolverine Footwear Group	65,447	20.4%	53,357	18.6%	12,090	22.7%
Heritage Brands Group	63,456	19.8%	55,293	19.3%	8,163	14.8%
Hush Puppies Group	36,552	11.4%	36,411	12.7%	141	0.4%
Other	3,154	1.0%	2,887	0.9%	267	9.2%

Total branded footwear, apparel and licensing revenue	289,902	90.5%	262,803	91.6%	27,099	10.3%
Other business units	30,494	9.5%	23,961	8.4%	6,533	27.3%

Total Revenue	$320,396	100.0%	$286,764	100.0%	$33,632	11.7%

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($000s)

	36 Weeks Ended
	September 11,	September 12,
	2010	2009
OPERATING ACTIVITIES:
Net earnings	$78,824	$45,195
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,869	13,011
Deferred income taxes	(562)	(822)
Stock-based compensation expense	6,840	6,356
Pension	11,275	10,726
Restructuring and other transition costs	4,234	27,465
Cash payments related to restructuring	(6,185)	(14,608)
Other	7,326	(11,376)
Changes in operating assets and liabilities	(105,959)	(4,874)

Net cash provided by operating activities	7,662	71,073

INVESTING ACTIVITIES:
Business acquisitions	—	(7,954)
Additions to property, plant and equipment	(9,244)	(7,440)
Other	(1,552)	(1,876)

Net cash used in investing activities	(10,796)	(17,270)

FINANCING ACTIVITIES:
Net borrowings under revolver	—	(49,600)
Cash dividends paid	(16,115)	(16,105)
Purchase of common stock for treasury	(52,164)	(6,197)
Other	8,800	3,871

Net cash used in financing activities	(59,479)	(68,031)

Effect of foreign exchange rate changes	(2,521)	3,265

Decrease in cash and cash equivalents	(65,134)	(10,963)

Cash and cash equivalents at beginning of year	160,439	89,502

Cash and cash equivalents at end of year	$95,305	$78,539

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL
RESULTS, EXCLUDING RESTRUCTURING AND RELATED COSTS*
(Unaudited)
($000s, except per share data)

	As Reported		As Adjusted
	12 Weeks Ended	Restructuring and	12 Weeks Ended
	September 12, 2009	Related Costs(a)	September 12, 2009

Gross profit	$113,965	$1,301	$115,266
Gross margin	39.7%		40.2%

Operating expenses	$77,802	$(3,787)	$74,015
% of revenue	27.1%		25.8%

Diluted earnings per share	$0.54	$0.08	$0.62
RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE, EXCLUDING
RESTRUCTURING AND RELATED COSTS*
(Unaudited)

	Full-Year 2010		Full-Year 2010
	Guidance	Restructuring and	Guidance
	(GAAP Basis)	Related Costs(a)	As Adjusted

Diluted earnings per share	$1.98 - $2.02	$0.06	$2.04 - $2.08

(a)
These adjustments present the Company’s results of operations and guidance on a continuing basis without the effects of fluctuations in restructuring and related costs. The adjusted financial results and guidance are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements and guidance presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.